Exhibit 10.2

November 1, 2004

FirstCity Financial Corporation
6400 Imperial Drive
Waco, Texas 76712
Attention: Mr. Jim Sartain, President

Dear Jim:

Closing Statement

     Reference is made to the letter agreement (the “Proceeds Letter”) dated as of September 21, 2004 among FirstCity Financial Corporation (“FC”), Bank of Scotland, acting through its New York branch, The Governor & Company of the Bank of Scotland (“BoS-UK”) and BoS (USA) Inc. relating to the contemplated use of the $86,800,000 in proceeds from the sale of the Subject Securities by FC and FirstCity Consumer Lending Corporation (“CLC”) and as contemplated in Section 2.8 of the Securities Purchase Agreement. All capitalized terms used in this letter agreement shall have the meaning set forth in the Securities Purchase Agreement unless such term is defined in this letter agreement in which case such defined term shall have the meaning set forth herein.

     This letter sets forth the distribution of funds as at November 1, 2004 (the “Payment Date”) as contemplated by the Securities Purchase Agreement and in addition provides for a Closing Statement of those loans referenced in the Proceeds Letter.

     FC, CLC, BOS-UK, Bank of Scotland, acting through its New York branch, and BoS (USA), Inc. acknowledge that the payments and distributions set forth below were made and received on the Payment Date as contemplated by in Section 2.8 of the Securities Purchase Agreement and by the Proceeds Letter.

     The Purchase Price payable to CLC by the Buying Entities and CLC’s portion of the Funding Distributions were applied on Payment Date, as follows:

(i)	the amount of $16,003,946.67 was paid to BOS-UK in full satisfaction of the outstanding principal balance of $16,000,000 on the Non-Recourse Loan and accrued interest in the amount of $3,946.67 payable as of the Payment Date; and

(ii)	the balance of $70,796,053.33 was distributed to FCFC.

     The balance of the Purchase Price and the Funding Distributions distributed by CLC to FCFC on the Payment Date ($70,796,053.33) was applied on the Payment Date, as follows:

(iii)	the amount of $12,113,993.54 was paid to BoS (USA) Inc. in full satisfaction of the outstanding principal balance due under the Tranche II Loans (as defined in the Restated Agreement) under the Restated Agreement in the amount of $12,000,000, interest in the amount of $8,767.50 accrued and payable thereon and breakage costs in the amount of $105,226.04 as of the Payment Date);

(iv)	the amount of $24,621,688.09 was paid to BoS (USA) Inc. in full satisfaction of the outstanding principal balance due under the Tranche I Loans (as defined in the Restated Agreement) under the Restated Agreement in the amount of $24,607,025.00 and interest in the amount of $14,663.09 accrued and payable thereon as of the Payment Date);

(v)	the amount of $500,000.00 was paid to the Bank of Scotland, acting through its New York branch, as agent for the benefit of the lenders under the Restated Agreement in full satisfaction of the Repayment Fee related to the Tranche II Loans under Section 4.2 of the Restated Agreement;

(vi)	the amount of $4,007,675.40 was paid to Bank of Scotland, acting through its New York branch, in full satisfaction of the outstanding principal balance due under the Revolving Credit Loans (as defined in the PFAL) in the amount of $4,006,103.00 and interest in the amount of $1,572.40 accrued and payable thereon as of the Payment Date;

(vii)	the amount of $29,552,696.30 was paid to Bank of Scotland, acting through its New York branch, as agent for the “Lenders” pursuant to the Cash Collateral Agreement dated November 1, 2004, to deposit the balance in the amount of $29,552,696.30 in a cash collateral account as security for obligations under the PFAL, held at Bank of Scotland, New York branch to be utilized by FCFC as set forth in paragraph (viii) of the Proceeds Letter.

[End of Page]

     Executed and acknowledged effective as of November 1, 2004.

Very truly yours, BANK OF SCOTLAND, acting through its New York branch, individually and as Agent under the PFAL and Restated Agreement
By:
	Name:	Joseph Fratus
	Title:	First Vice President

THE GOVERNOR & COMPANY OF THE BANK OF SCOTLAND
By:
	Name:	James Halley
	Title:	Executive Vice President

BoS (USA) Inc.
By:
	Name:	Lolita M. Lazaro
	Title:	Secretary

CONFIRMED AND AGREED

FIRSTCITY FINANCIAL CORPORATION

By:
	Name:	James T. Sartain
	Title:	President

FIRSTCITY CONSUMER LENDING CORPORATION

By:
	Name:	James T. Sartain
	Title:	Chairman of the Board